Exhibit 4.2

EXECUTION VERSION

ITC HOLDINGS CORP.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of November 14, 2017

Supplemental to the Indenture

dated as of April 18, 2013

Establishing two series of Securities designated

2.700% Senior Notes Due November 15, 2022

and

3.350% Senior Notes Due November 15, 2027

Exhibit A-1	Form of 2.700% Senior Notes due 2022
Exhibit A-2	Form of 3.350% Senior Notes due 2027
Exhibit B	Form of Transfer Certificate

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FOURTH SUPPLEMENTAL INDENTURE, dated as of November 14, 2017 (herein called the “Fourth Supplemental Indenture”), between ITC Holdings Corp., a corporation duly organized and existing under the laws of the State of Michigan (hereinafter called the “Company”), and Wells Fargo Bank, National Association, a national banking association, as Trustee under the Original Indenture referred to below (hereinafter called the “Trustee”).

WITNESSETH:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of April 18, 2013 (hereinafter called the “Original Indenture” and, together with this Fourth Supplemental Indenture, the “Indenture”), to provide for the issuance from time to time in one or more series of its debentures, notes, bonds or other evidences of indebtedness (herein called the “Securities”), the form and terms of which are to be established as set forth in Sections 2.1, 2.2 and 3.1 of the Original Indenture;

WHEREAS, Section 9.1 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture to, among other things, establish the form and terms of the Securities of any series as permitted in Sections 2.1, 2.2 and 3.1 of the Original Indenture;

WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $500,000,000 to be designated the “2.700% Senior Notes due 2022” (the “2022 Notes”) and a series of the Securities in an aggregate principal amount of $500,000,000 to be designated the “3.350% Senior Notes due 2027” (the “2027 Notes” and, together with the 2022 Notes, the “Notes,” and each a “series” of Notes), and all action on the part of the Company necessary to authorize the issuance of the Notes under the Original Indenture and this Fourth Supplemental Indenture has been duly taken; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this Fourth Supplemental Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;

NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

That in consideration of the premises and of the acceptance and purchase of the Notes by the holders thereof and of the acceptance of this trust by the Trustee, the Company covenants and agrees with the Trustee, for the equal benefit of holders of the Notes, as follows:

ARTICLE ONE
DEFINITIONS

Except to the extent such terms are otherwise defined in this Fourth Supplemental Indenture or the context clearly requires otherwise, all terms used in this Fourth Supplemental Indenture which are defined in the Original Indenture or the form of Notes attached hereto as Exhibit A-1 and Exhibit A-2, have the meanings assigned to them therein.

In addition, as used in this Fourth Supplemental Indenture, the following terms have the following meanings:

“144A Global Note” means, with respect to each series of Notes, a Global Security substantially in the form of Exhibit A-1 (with respect to the 2022 Notes) or Exhibit A-2 (with respect to the 2027 Notes), as applicable, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, each of which shall be issued in a denomination equal to the outstanding principal amount of the applicable series of Notes sold in reliance on Rule 144A.

“2.700% Senior Notes due 2022,” or the “2022 Notes,” has the meaning given to such term in the recitals hereof.

“3.350% Senior Notes due 2027,” or the “2027 Notes,” has the meaning given to such term in the recitals hereof.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Adjusted Treasury Rate” means, with respect to any redemption date, the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “Statistical Release H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (or if no maturity is within three months before or after the remaining term of the Notes (assuming, for this purpose, that the Notes mature on the applicable Par Call Date), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Agent Members” has the meaning specified in Section 2.2(iii).

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

“Certificated Security” means, with respect to each series of Notes, a certificated Note registered in the name of the Holder thereof, substantially in the form of Exhibit A-1 (with respect to the 2022 Notes) or Exhibit A-2 (with respect to the 2027 Notes) hereto, as applicable, and such Notes shall not bear the Global Note Legend and shall not have the “Schedule of Increases or Decreases in Global Security” attached thereto.

“Clearstream” has the meaning specified in Section 2.2(i).

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“Company” has the meaning given to such term in the recitals hereof.

“Comparable Treasury Issue” means, with respect to each series of Notes, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable series of Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities having a maturity comparable to the remaining term of such Notes (assuming, for this purpose, that the Notes mature on the applicable Par Call Date), or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Comparable Treasury Issue will mean the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of such Notes (assuming, for this purpose, that the Notes mature on the applicable Par Call Date).

“Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for the applicable redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“DTC” means The Depository Trust Company, a New York corporation.

“Euroclear” has the meaning specified in Section 2.2(i).

“Exchange Notes” means, with respect to each series of Notes, any securities of the Company containing terms identical in all material respects to such series of Notes, except that the Exchange Notes will not bear the Private Placement Legend or the Regulation S Temporary Global Note Legend, and will be issued and exchanged for the Notes of the applicable series pursuant to the Registration Rights Agreement, the Indenture and this Fourth Supplemental Indenture.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Fourth Supplemental Indenture” has the meaning given to such term in the recitals hereof.

“Global Notes” has the meaning given to such term in Section 2.10 hereof.

“Global Note Legend” means the legend set forth in Section 2.3(v)(2), which is required to be placed on all Global Notes issued under this Fourth Supplemental Indenture.

“Indenture” has the meaning given to such term in the recitals hereof.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company to act as the “Independent Investment Banker.”

“Indirect Participant” has the meaning specified in Section 2.2(iv)(2).

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“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Make-Whole Price” has the meaning given to such term in Article Three hereof.

“Non-U.S. Person” has the meaning assigned to such term in Regulation S.

“Notes” has the meaning given to such term in the recitals hereto.

“Original Indenture” has the meaning given to such term in the recitals hereof.

“Par Call Date” means, with respect to the 2022 Notes, October 15, 2022 (the date that is one month prior to the maturity date of the 2022 Notes) and, with respect to the 2027 Notes, August 15, 2027 (the date that is three months prior to the maturity date of the 2027 Notes).

“Participant” has the meaning specified in Section 2.2(iv)(2).

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in New York City.

“Private Placement Legend” means the legend set forth in Section 2.3(v)(1) to be placed on all Notes issued under this Fourth Supplemental Indenture except where otherwise permitted by the provisions of this Fourth Supplemental Indenture.

“QIB” has the meaning specified in Section 2.2(i).

“Reference Treasury Dealer” means each of (i) Barclays Capital Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, and their respective successors and (ii) one Primary Treasury Dealer to be selected by the Company; provided, however, that if any of the foregoing is not a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day next preceding such redemption date.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Fourth Supplemental Indenture, among the Company, and Barclays Capital Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives (the “Representatives”) of the initial purchasers listed on Schedule A to the Purchase Agreement, dated November 9, 2017, among the Company and the Representatives, as amended, supplemented or modified.

“Registration Statement” means a Registration Statement as defined and described in the Registration Rights Agreement.

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“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means, with respect to each series of Notes, a permanent Global Note in the form of Exhibit A-1 (with respect to the 2022 Notes) or Exhibit A-2 (with respect to the 2027 Notes) hereto, as applicable, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, each of which shall be issued in a denomination equal to the outstanding principal amount of the applicable Regulation S Temporary Global Note upon expiration of the applicable Restricted Period.

“Regulation S Temporary Global Note” means, with respect to each series of Notes, a temporary Global Note in the form of Exhibit A-1 (with respect to the 2022 Notes) or Exhibit A-2 (with respect to the 2027 Notes) hereto, as applicable, bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, each of which shall be issued in a denomination equal to the outstanding principal amount of the applicable series of Notes initially sold in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.3(v)(3), which is required to be placed on all Global Notes issued under this Fourth Supplemental Indenture.

“Restricted Certificated Security” means a Certificated Security, which shall bear a Private Placement Legend.

“Restricted Global Note” means a Global Note, which shall bear a Private Placement Legend and, if applicable, a Regulation S Temporary Global Note Legend.

“Restricted Period” means the “distribution compliance period” as defined in Regulation S.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

“Securities” has the meaning given to such term in the recitals hereof.

“Securities Custodian” has the meaning specified in Section 2.2(i).

“series” has the meaning given to such term in the recitals hereof.

“Transfer Certificate” means a written certification substantially in the form set forth in Exhibit B hereto.

“Trustee” has the meaning given to such term in the recitals hereof.

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“Unrestricted Certificated Security” means a Certificated Security which does not bear a Private Placement Legend or a Regulation S Temporary Global Note Legend.

“Unrestricted Global Note” means, with respect to each series of Notes, a permanent Global Note substantially in the form of Exhibit A-1 (with respect to the 2022 Notes) or Exhibit A-2 (with respect to the 2027 Notes) hereto, as applicable, that bears the Global Note Legend and that has the “Schedule of Increases or Decreases in Global Security” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary or its nominee, representing such series of Notes, and that does not bear the Private Placement Legend.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

ARTICLE TWO
TERMS AND ISSUANCE OF THE NOTES

Section 2.1.                                 Issue of Notes.  (a) A series of Securities which shall be designated the “2.700% Senior Notes due 2022” shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of, the Original Indenture and this Fourth Supplemental Indenture (including the form of 2022 Notes set forth hereto as Exhibit A-1), and a series of Securities which shall be designated the “3.350% Senior Notes due 2027” shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of, the Original Indenture and this Fourth Supplemental Indenture (including the form of 2027 Notes set forth hereto as Exhibit A-2).

(b) The aggregate principal amount of the Notes which may be authenticated and delivered under this Fourth Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture, initially exceed (i) $500,000,000, with respect to the 2022 Notes, and (ii) $500,000,000, with respect to the 2027 Notes; provided that the Company may from time to time or at any time, without the consent of the Holders of the Notes, issue additional 2022 Notes or 2027 Notes having the same terms and conditions and the same CUSIP number as the 2022 Notes or 2027 Notes, respectively, in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon, which additional 2022 Notes or 2027 Notes, as the case may be, shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the 2022 Notes or 2027 Notes, respectively.

Section 2.2.                                 Form of Notes; Incorporation of Terms.  Each series of Notes will be issuable in fully registered form as Global Securities, and shall be substantially in the form of Exhibit A-1 (with respect to the 2022 Notes) or Exhibit A-2 (with respect to the 2027 Notes) attached hereto.  Each series of Notes may have such notations, legends or endorsements approved as to form by the Company and required, as applicable, by law, stock exchange or depository rule, agreements to which the Company is subject and/or usage.  The terms of each series of Notes set forth in Exhibits A-1 and A-2 are, as applicable, incorporated herein by reference and are part of the terms of this Fourth Supplemental Indenture.

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(i)                                     Restricted Global Notes. Each of the 2022 Notes and the 2027 Notes are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually a “QIB”) in reliance on Rule 144A under the Securities Act or in offshore transactions in reliance on Regulation S under the Securities Act. Each series of Notes shall be issued initially in the form of one or more Restricted Global Notes, in fully registered form without interest coupons, which shall be deposited on behalf of the purchasers of such Notes represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian (the “Securities Custodian”) for the Depositary, and registered in the name of its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. With respect to each series of Notes, Notes initially offered and sold to QIBs in reliance on Rule 144A shall be issued in the form of one or more 144A Global Notes, and Notes initially offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall be issued in the form of one or more Regulation S Global Notes. Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”) may hold beneficial interests in the Regulation S Global Notes on behalf of their participants through their respective depositories. Beneficial interests in a Regulation S Global Note may also be held through organizations other than Clearstream and Euroclear that are participants in DTC. The aggregate principal amount of each Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(ii)                                  Regulation S Global Notes.

(1)                                 With respect to each series of Notes, Notes offered and sold in reliance on Regulation S will be issued initially in the form of a Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian for the Depositary, and registered in the name of the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided.   Beneficial ownership interests in a Regulation S Temporary Global Note of a series shall not be exchangeable for interests in a 144A Global Note (except as set forth in Section 2.2(ii)(2)(b)), a Regulation S Permanent Global Note (except as set forth in Section 2.2(ii)(2)(a)) or a Certificated Security, of the same series, prior to the termination of the Restricted Period, and then only upon certification in accordance with Rule 903(b)(3)(ii)(B) of Regulation S, in form reasonably satisfactory to the Trustee, to the effect that beneficial ownership interests in such Regulation S Temporary Global Note are owned either by Non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that did not require registration under the Securities Act.  With respect to each series of Notes, following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note of a series will be exchanged for beneficial interests in the Regulation S Permanent Global Note of the same series pursuant to the Applicable Procedures.  Simultaneously with the authentication of the

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Regulation S Permanent Global Note, the Trustee shall cancel the applicable Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests therein as hereinafter provided.

(2)                                 Prior to the expiration of the Restricted Period, beneficial interests in a Regulation S Temporary Global Note may only be sold, pledged or transferred through Euroclear or Clearstream (as Indirect Participants (as defined below)) or Participants (as defined below) or Indirect Participants acting for and on behalf of Euroclear and Clearstream, and only:

a.                                      for interests in a Regulation S Permanent Global Note of the same series of Notes, and then only upon certification in form reasonably satisfactory to the Trustee that interests in such Regulation S Temporary Global Note are owned either by Non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that did not require registration under the Securities Act; or

b.                                      for beneficial interests in a 144A Global Note of the same series of Notes, and then only if the transferor first delivers to the Trustee a Transfer Certificate to the effect that:

i.                  the transfer of the beneficial interests in the Regulation S Temporary Global Note is being made in accordance with Rule 144A; and

ii.               the beneficial interests in the Regulation S Temporary Global Note is being transferred to a Person:

1)             whom the transferor reasonably believes to be a QIB within the meaning of Rule 144A purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A; and

2)             accordance with all applicable securities laws of the states of the United States.

(3)                                 Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” published by Euroclear and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” published by Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by participants through Euroclear or Clearstream.

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(iii)                               Global Notes in General. Each Global Note shall represent such of the Outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions or purchases of such Notes. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the principal amount of Outstanding Notes represented thereby shall be made by the Securities Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian. Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have rights under this Fourth Supplemental Indenture with respect to any Global Note held in the name of the Depositary or any nominees thereof, or under the Global Note, and the Depositary (including, for this purpose, their nominees) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the sole owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(iv)                              Certificated Securities. Certificated Securities shall be issued only under the limited circumstances provided in Section 2.3(i)(1) hereof.

Section 2.3.                                 Transfer and Exchange.

(i)                                     Transfer and Exchange of Global Notes.

(1)                                 Certificated Securities shall be issued in exchange for interests in any Global Note only if (a) the Depositary notifies the Company that it is unwilling or unable to continue as depository for such Global Note or if it at any time shall no longer be eligible or in good standing under the Exchange Act or other applicable statute or regulation and no successor depository is appointed by the Company within 90 days of such notice or the Company becomes aware of such ineligibility, (b) there has occurred and is continuing an Event of Default with respect to a series of Notes entitling the Holders of Notes of such series to accelerate the maturity of such Notes in accordance with Section 5.2 of the Original Indenture or (c) at any time the Company determines, in its sole discretion, that the Notes of any series or portion thereof issued or issuable in the form of one or more Global Notes shall no longer be represented by such Global Notes. In any of the foregoing cases, the Company shall execute, and the Trustee shall, upon receipt of a Company Order for the authentication and delivery of Certificated Securities of such series of Notes in exchange in whole or in part for such Global Note, authenticate and deliver Certificated Securities of such series of Notes, in definitive form in an aggregate principal amount equal to the principal

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amount of such Global Notes in exchange therefor. Only Restricted Certificated Notes shall be issued in exchange for beneficial interests in Restricted Global Notes, and only Unrestricted Certificated Notes shall be issued in exchange for beneficial interests in Unrestricted Global Notes. Certificated Securities issued in exchange for beneficial interests in Global Notes shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon the exchange of the entire principal amount of a Global Note for Certificated Securities of the same series of Notes, such Global Note shall be canceled by the Trustee or its agent. The Trustee shall deliver at its Corporate Trust Office such Certificated Securities to the Persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. Nothing herein shall require the Trustee to communicate directly with beneficial owners, and the Trustee shall in connection with any transfers hereunder be entitled to rely on instructions received through the registered Holder.

In the event that Certificated Securities are issued in exchange for beneficial interests in Global Notes in accordance with the foregoing paragraph and, thereafter, the events or conditions specified in this Section 2.3(i)(1) which required such exchange shall have ceased to exist, the Company shall give notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Notes of the same series of Notes by complying with the procedures set forth in this Fourth Supplemental Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given.

(2)                                 Notwithstanding any other provisions of this Fourth Supplemental Indenture other than the provisions set forth in Section 2.3(i)(1) hereof, a Global Note may not be transferred, except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to successor Depositary or a nominee of such successor Depositary. Nothing in this Section 2.3(i)(2) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.3.

(ii)                                  Transfer and Exchange. The Notes are issuable only in registered form. Subject to this Section 2.3(ii), a Holder may transfer a Note only by written application to the Trustee stating the name of the proposed transferee and otherwise complying with the terms of this Fourth Supplemental Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Trustee in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note,

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agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) in compliance with its normal procedures and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system. When Notes are presented to the Trustee with a request to register the transfer or to exchange them for an equal principal amount of Notes of the same series of other authorized denominations (including an exchange of Notes for Exchange Notes of the same series of Notes), the Trustee shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Company, duly executed by the Holder thereof or his attorney duly authorized in writing); provided that no exchanges of Notes for Exchange Notes of the same series of Notes shall occur until a Registration Statement shall have been declared effective by the Commission and that any Notes that are exchanged for Exchange Notes of the same series of Notes shall be canceled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate and deliver such Notes.

(iii)                               Transfer and Exchange of Certificated Securities. When Certificated Securities are presented by a Holder to the Trustee with a request (x) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities of the same series of Notes only; or (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of the same series of Notes of other authorized denominations, the Trustee shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

(1)                                 shall be duly endorsed or accompanied by a written instrument of transfer meeting the requirements of the fifth paragraph of Section 3.5 of the Original Indenture; and

(2)                                 in the case of a Restricted Certificated Note, such request shall be accompanied by the following additional information and documents, as applicable:

a.                                      if such Restricted Certificated Note is being delivered to the Trustee by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Note is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

b.                                      if such Restricted Certificated Note is being transferred to (i) a person the Holder reasonably believes is a QIB in accordance with Rule 144A, (ii) outside the United States in compliance with Rule 904 under the Securities Act or

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(iii) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

c.                                       if such Restricted Certificated Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from such Holder (in substantially the form set forth in item 3 of the Transfer Certificate) and, if the Company, the Trustee or the Security Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act, and

In the case of a transfer pursuant to Section 2.3(iii)(2)(b)(iii) or Section 2.3(iii)(2)(c), the Notes delivered to the transferee shall be in the form of an Unrestricted Certificated Security, and shall not bear any Private Placement Legend or Regulation S Temporary Global Note Legend.

(iv)                              Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Fourth Supplemental Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                 Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Notes may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser, as such term is defined in the Registration Rights Agreement) except in connection with a transfer pursuant to Section 2.2(ii)(2). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series of Notes. Except as may be required by the Applicable Procedures, no written orders or instructions shall be required to be delivered to the Trustee to effect the transfers described in this Section 2.3(iv)(1).

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(2)                                 Transfers and Exchanges of Beneficial Interests in Global Notes not subject to Section 2.3(iv)(1). In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.3(iv)(1) above, the transferor of such beneficial interest must deliver to the Trustee either (i) a written order from a participant of the Depositary (a “Participant”) or an entity that clears through or maintains a custodial relationship with a Participant (an “Indirect Participant”) given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note of the same series of Notes in an amount equal to the beneficial interests to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.4 hereof, the requirements of this Section 2.3(iv)(2) shall be deemed to have been satisfied upon receipt by the Trustee of the instructions contained in the Letter of Transmittal delivered or deemed to be delivered in accordance with the Applicable Procedures by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Indenture, this Fourth Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Notes.

(3)                                 Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note of the same series of Notes if the transfer complies with the requirements of Section 2.3(iv)(2) above and the Registrar receives the following:

a.                                      If the transferee is to take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a Transfer Certificate, including the certifications in item (1) thereof; and

b.                                      If the transferee is to take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a Transfer Certificate, including the certifications in item (2) thereof.

(4)                                 Transfer of a Beneficial Interest in a Restricted Global Note for a Beneficial Interest in an Unrestricted Global Note. Any person having a beneficial interest in a Restricted Global Note may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Note of the same series of Notes. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary,

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from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Note and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Note (all of which may be submitted by facsimile or electronically):

a.                                      if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

b.                                      if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act Rule 144, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act, the Trustee, as registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Note of such series of Notes by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note of the same series of Notes by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Note is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Note.

(5)                                 Transfers of Certificated Securities for Beneficial Interest in Global Notes. If Certificated Securities are presented by a Holder to the Trustee with a request (x) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Note of the same series of Notes, which request shall specify whether such Global Note will be a Restricted Global Note or an Unrestricted Global Note; or (y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Note of the same series of Notes, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Notes and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Notes), the Trustee shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing the aggregate principal amount of the Global

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Note of such series of Notes to be increased accordingly and, if no such Global Note is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Note for the applicable series of Notes; provided, however, that:

a.                                      the Certificated Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer meeting the requirements of the fifth paragraph of Section 3.5 of the Original Indenture;

b.                                      in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Note of the same series of Notes, such request shall be accompanied by the following additional information and documents, as applicable:

i.                  if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

ii.               if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from such Holder (in substantially the form set forth in item 3 of the Transfer Certificate) and, if the Company, the Trustee or the Security Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act;

c.                                       in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Note of the same series of Notes, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred either (a) to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A or (b) if such Restricted Security is being transferred pursuant to and in accordance with Rule 903 or 904 under the Securities Act, a certification to that effect from such

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Holder (in substantially the form set forth in item 2 of the Transfer Certificate); and

d.                                      in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Note of the same series of Notes, such request need not be accompanied by any additional information or documents.

(v)                                 Legends.

(1)                                 Private Placement Legend. Except as permitted below, each Restricted Global Note and each Restricted Certificated Security shall bear the legend in substantially the following form:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER

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OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

Each Restricted Certificated Security shall bear the following legend on the face thereof:

“In connection with any transfer, the Holder will deliver to the Trustee and the Company such certificates and other information as such Trustee or Company may reasonably require to confirm that the transfer complies with the foregoing restrictions.”

(2)                                 Global Note Legend. Each Global Note shall bear the legend in substantially the following form:

“Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

(3)                                 Regulation S Temporary Global Note Legend. Each Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE 40-DAY “DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(B)(3) OF REGULATION S UNDER THE SECURITIES ACT)

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AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.V. OR CLEARSTREAM BANKING, S.A. AND ONLY (1) TO THE COMPANY, (2) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH (4) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RESTRICTED GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE TEMPORARY REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE

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FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR BANK S.A./N.V. OR CLEARSTREAM BANKING, S.A.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE OF WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THE SECURITIES.”

(4)                                 ERISA Legend. Each Note will bear a legend in substantially the following form:

“EACH HOLDER OF THIS SECURITY OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED AS FOLLOWS: (1) EITHER: (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY (I) EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (III) ENTITIES WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT (EACH OF THE FOREGOING DESCRIBED IN CLAUSES (I), (II) AND (III) REFERRED TO AS A “PLAN”); OR (B) THE ACQUISITION AND HOLDING OF THIS SECURITY, OR ANY INTEREST HEREIN BY SUCH HOLDER, WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS; (2) ADDITIONALLY, IF SUCH HOLDER IS USING ASSETS OF ANY PLAN THAT IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (EACH, AN “ERISA PLAN”) SUCH ERISA PLAN WILL BE DEEMED TO REPRESENT (WHICH REPRESENTATION SHALL BE DEEMED REPEATED AND REAFFIRMED ON EACH DAY THE ERISA PLAN HOLDS THIS SECURITY) THAT (I) NONE OF ITC HOLDINGS, CORP. (TOGETHER WITH ITS SUBSIDIARIES, “ITC”), THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE

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AFFILIATES (COLLECTIVELY, THE “RELEVANT PARTIES”) HAVE ACTED AS THE ERISA PLAN’S FIDUCIARY, OR HAS BEEN RELIED UPON FOR ANY ADVICE, WITH RESPECT TO THE ERISA PLAN’S DECISION TO ACQUIRE, HOLD, SELL, EXCHANGE OR PROVIDE ANY CONSENT WITH RESPECT TO THIS SECURITY AND NONE OF THE RELEVANT PARTIES SHALL AT ANY TIME BE RELIED UPON AS THE ERISA PLAN’S FIDUCIARY WITH RESPECT TO ANY DECISION TO ACQUIRE, CONTINUE TO HOLD, SELL, EXCHANGE OR PROVIDE ANY CONSENT WITH RESPECT TO THIS SECURITY OR ANY INTEREST HEREIN AND (II) THE DECISION TO INVEST IN THIS SECURITY HAS BEEN MADE AT THE RECOMMENDATION OR DIRECTION OF AN “INDEPENDENT FIDUCIARY” (“INDEPENDENT FIDUCIARY”) WITHIN THE MEANING OF U.S. CODE OF FEDERAL REGULATIONS, 29 C.F.R. SECTION 2510.3-21(C), AS AMENDED FROM TIME TO TIME (THE “FIDUCIARY RULE”), WHO (A) IS INDEPENDENT OF THE RELEVANT PARTIES, (B) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH RESPECT TO PARTICULAR TRANSACTIONS AND INVESTMENT STRATEGIES (WITHIN THE MEANING OF THE FIDUCIARY RULE); (C) IS A FIDUCIARY (UNDER ERISA AND/OR SECTION 4975 OF THE CODE) WITH RESPECT TO THE ERISA PLAN’S INVESTMENT IN THIS SECURITY AND IS RESPONSIBLE FOR EXERCISING INDEPENDENT JUDGMENT IN EVALUATING THE INVESTMENT IN THIS SECURITY; (D) IS EITHER (A) A BANK AS DEFINED IN SECTION 202 OF THE INVESTMENT ADVISERS ACT OF 1940, AS AMENDED (THE “ADVISERS ACT”), OR SIMILAR INSTITUTION THAT IS REGULATED AND SUPERVISED AND SUBJECT TO PERIODIC EXAMINATION BY A STATE OR FEDERAL AGENCY OF THE UNITED STATES; (B) AN INSURANCE CARRIER WHICH IS QUALIFIED UNDER THE LAWS OF MORE THAN ONE STATE OF THE UNITED STATES TO PERFORM THE SERVICES OF MANAGING, ACQUIRING OR DISPOSING OF ASSETS OF SUCH AN ERISA PLAN; (C) AN INVESTMENT ADVISER REGISTERED UNDER THE ADVISERS ACT OR, IF NOT REGISTERED AS AN INVESTMENT ADVISER UNDER THE ADVISERS ACT BY REASON OF PARAGRAPH (1) OF SECTION 203A OF THE ADVISERS ACT, IS REGISTERED AS AN INVESTMENT ADVISER UNDER THE LAWS OF THE STATE (REFERRED TO IN SUCH PARAGRAPH (1)) IN WHICH IT MAINTAINS ITS PRINCIPAL OFFICE AND PLACE OF BUSINESS; (D) A BROKER DEALER REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED; AND/OR (E) AN INDEPENDENT FIDUCIARY (NOT DESCRIBED IN CLAUSES (A), (B), (C) OR (D) ABOVE) THAT HOLDS OR HAS UNDER MANAGEMENT OR CONTROL TOTAL ASSETS OF AT LEAST $50 MILLION, AND WILL AT ALL TIMES THAT SUCH ERISA PLAN HOLDS THIS SECURITY HOLD OR HAVE UNDER MANAGEMENT OR CONTROL TOTAL ASSETS OF AT LEAST $50 MILLION; AND (E) IS AWARE OF AND ACKNOWLEDGES THAT (I) NONE OF THE RELEVANT

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PARTIES ARE UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE, OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY, IN CONNECTION WITH THE ERISA PLAN’S INVESTMENT IN THIS SECURITY, AND (II) THE RELEVANT PARTIES HAVE A FINANCIAL INTEREST IN THE ERISA PLAN’S INVESTMENT IN THIS SECURITY ON ACCOUNT OF THE FEES AND OTHER REMUNERATION THEY EXPECT TO RECEIVE IN CONNECTION WITH TRANSACTIONS CONTEMPLATED HEREUNDER AND (3) IT WILL NOT TRANSFER THIS SECURITY OR ANY INTEREST HEREIN TO ANY PERSON OR ENTITY, UNLESS SUCH PERSON OR ENTITY COULD ITSELF TRUTHFULLY MAKE THE FOREGOING REPRESENTATIONS AND COVENANTS.”

(vi)                              Upon any sale or transfer of a Restricted Global Note or Restricted Certificated Security (x) pursuant to Rule 144, or (y) pursuant to an effective registration statement under the Securities Act, as a result of which, in the case of a Security transferred pursuant to clause (x), such Security shall cease to be a “restricted security” within the meaning of Rule 144:

(1)                                 in the case of any Restricted Certificated Security, the Trustee shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security of the same series of Notes, or (under the circumstances described in Section 2.3(iv)(5) hereof) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Note of the same series of Notes, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Article Two;

(2)                                 in the case of any beneficial interest in a Restricted Global Note, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Note of the same series of Notes and shall rescind any restriction on transfer of such beneficial interest; provided, however, that such Unrestricted Global Note shall continue to be subject to the provisions of Section 2.3(i)(2) hereof, and provided further, however, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Article Two; and

(3)                                 Upon the exchange, registration of transfer or replacement of Notes of any series not bearing the Private Placement Legend or the Regulation S Temporary Global Note Legend, the Company shall execute, and the Trustee shall authenticate and deliver in certificated or global form, as applicable, in authorized denominations, Notes of the same series that do not bear such legends and which do not have a Transfer Certificate attached thereto.

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(vii)                           Upon a sale or transfer after the expiration of the Restricted Period of any Notes acquired pursuant to Regulation S, all requirements that such Notes bear the Regulation S Temporary Global Note Legend shall cease to apply (but requirements requiring such Notes to be in global form and bear the Global Note Legend and the Private Placement Legend, to the extent applicable, shall apply).

(viii)                        The transferor of any Note shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Section 2.4.                                 Exchange Offers.

(i)                                     Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order, the Trustee shall authenticate and deliver promptly (i) one or more Unrestricted Global Notes for each series of Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes for the same series of Notes tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer, and (ii) Certificated Securities in an aggregate principal amount equal to the principal amount of the Restricted Certificated Securities for each series of Notes tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes for the applicable series of Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of such Restricted Global Notes so accepted Unrestricted Global Notes of the same series of Notes in the appropriate principal amount.

(ii)                                  Interest on each Exchange Note will accrue (1) from the later of (x) the last date on which interest was paid on the Restricted Global Notes of such series surrendered in exchange therefor or (y) if the Restricted Global Notes of such series are surrendered for exchange on a date in a period which includes the record date for an interest payment date on such series to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (2) if no interest has been paid on the Restricted Global Notes of such series, from the date of issuance.

Section 2.5.                                 Execution and Authentication. The Trustee, upon a Company Order and pursuant to the terms of the Original Indenture and this Fourth Supplemental Indenture, shall authenticate and deliver (i) 2022 Notes for original issue in an initial aggregate principal amount of $500,000,000 and (ii) 2027 Notes for original issue in an initial aggregate principal amount of $500,000,000.  Such Company Order shall specify the amount of each series of Notes to be authenticated, the date on which the original issue of each series of Notes is to be authenticated and the aggregate principal amount of each series of Notes outstanding on the date of

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authentication.  All of the 2022 Notes issued under this Fourth Supplemental Indenture, including any Exchange Notes of the applicable series issued in exchange therefor in the Exchange Offer, shall be treated as a single series for all purposes under the Original Indenture and this Fourth Supplemental Indenture, including, without limitation, waivers, amendments and offers to purchase.  All of the 2027 Notes issued under this Fourth Supplemental Indenture, including any Exchange Notes of the applicable series issued in exchange therefor in the Exchange Offer, shall be treated as a single series for all purposes under the Original Indenture and this Fourth Supplemental Indenture, including, without limitation, waivers, amendments and offers to purchase.

Section 2.6.                                 Additional Interest.  Additional Interest with respect to the Notes shall be payable in accordance with the provisions and in the amounts set forth in the Registration Rights Agreement. For the avoidance of doubt, any references in the Indenture to “interest” payable with respect to the Notes shall include any Additional Interest, if any, payable pursuant to the Registration Rights Agreement, and any Additional Interest that accrues on a Note will be in addition to the stated interest that accrues on such Note.

Section 2.7.                                 Depositary for Global Notes.  The Depositary for the Notes issued under this Fourth Supplemental Indenture shall be DTC or any person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.

Section 2.8.                                 Place of Payment.  The Place of Payment in respect of the Notes will be at the principal office or agency of the Company in The City of New York, State of New York or at the office or agency of the Trustee which, at the date hereof, is located at 7000 Central Parkway, Suite 550, Atlanta, Georgia 30328, Attention:  ITC Holdings Corp. Account Manager.

Section 2.9.                                 Denominations.  The Notes shall be issued in denominations of $2,000 and higher multiples of $1,000.

Section 2.10.                          Book-Entry Provisions for the Global Notes.  The Notes will be represented by Global Securities in fully registered form without coupons that will be deposited with and registered in the name of DTC or its nominee (the “Global Notes”), which, for the avoidance of doubt, shall mean, with respect to each series of Notes issued as Global Securities, individually and collectively, the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A-1 (with respect to the 2022 Notes) or Exhibit A-2 (with respect to the 2027 Notes) hereto, as applicable.  Beneficial interests in the Global Notes may be exchanged for Notes in definitive form to the extent provided under the Original Indenture.

Section 2.11.                          Restrictions on Liens.  The covenant provided by Section 10.7 of the Original Indenture shall be applicable to the Notes.

Section 2.12.                          Restrictions on Sale and Leaseback Transactions.  The covenant provided by Section 10.8 of the Original Indenture shall be applicable to the Notes.

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ARTICLE THREE
REDEMPTION

Each series of the Notes may be redeemed, in accordance with the procedures set forth in the Original Indenture (as amended with respect to the Notes in Section 4.1(iii) of this Fourth Supplemental Indenture), on not less than 15 nor more than 60 days’ notice given as provided in the Original Indenture, as further amended and specified below.  If the Company requests the Trustee to provide the notice of redemption to the Holders, in the name of and at the expense of the Company, the Company shall provide the Trustee written notice of such request at least 10 days prior to when such notice of redemption is required to be sent (unless a shorter notice shall be satisfactory to the Trustee).

Prior to the applicable Par Call Date, each series of Notes may be redeemed as a whole at any time or in part from time to time, at the option of the Company, by paying the Make-Whole Price.  The “Make-Whole Price” is an amount equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon assuming the Notes matured on the applicable Par Call Date (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (x) 12.5 basis points (in the case of the 2022 Notes) or 20 basis points (in the case of the 2027 Notes) plus (y) the Adjusted Treasury Rate on the third business day prior to the redemption date, plus, in each case, accrued and unpaid interest, including Additional Interest, if any, thereon to, but excluding, the redemption date. The Trustee shall have no responsibility or obligation to calculate the Make-Whole Price.

Commencing on the applicable Par Call Date, each series of Notes may be redeemed in whole at any time or in part from time to time, at the Company’s option, in each case, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, including Additional Interest, if any, thereon to, but excluding, the redemption date.  In each of the foregoing cases, installments of interest on the Notes that are due and payable on an Interest Payment Date falling on or prior to the relevant redemption date will be payable to the Holders of such Notes, registered as such at the close of business on the relevant record date according to the terms and provisions of the Original Indenture.

In the event of a partial redemption of a series of Notes, the Company will issue new Notes of such series for the unredeemed portion in the name of the Holder of the partially redeemed Notes.

If less than all of the Notes of a series are to be redeemed, the Trustee will select the Notes of such series to be redeemed pro rata, by lot or by such other method as the Trustee deems fair and appropriate in accordance with DTC’s applicable procedures.  The Trustee may select for redemption Notes of the applicable series and portions of such Notes in amounts of $2,000 or any integral multiple of $1,000 in excess thereof, in accordance with Section 11.3 of the Original Indenture.

Unless the Company defaults in payment of the redemption price, the portion of Notes called for redemption will no longer accrue interest on and after the redemption date.

24

ARTICLE FOUR
AMENDMENTS TO THE ORIGINAL INDENTURE

Section 4.1.                                 Amendments to the Original Indenture.  Subject to Article Five hereof:

(i)                                     Section 1.1 of the Original Indenture is hereby amended with respect to the Notes by amending and restating the following definitions in their entirety to read as follows:

“Credit Agreements” means, collectively, (i) the Term Loan Credit Agreement, dated as of March 23, 2017, among the Company, as the borrower, various financial institutions and other persons from time to time parties thereto, as the lenders, and JPMorgan Chase Bank, N.A., as administrative agent and as lead arranger and sole bookrunner, and (ii) the Revolving Credit Agreement, dated as of October 23, 2017, among the Company, as the borrower, various financial institutions and other persons from time to time parties thereto, as the lenders, JPMorgan Chase Bank, N.A., as the administrative agent, JPMorgan Chase Bank, N.A., Barclays Bank PLC, Wells Fargo Securities, LLC, The Bank of Nova Scotia and Mizuho Bank, Ltd., as joint lead arrangers and joint bookrunners, Barclays Bank PLC and Wells Fargo Bank, National Association, as co-syndication agents and The Bank of Nova Scotia and Mizuho Bank, Ltd. as co-documentation agents, in the case of each of (i) and (ii), as the same may be further amended, supplemented, refinanced, refunded, replaced or otherwise modified and in effect from time to time including any successor or replacement agreement whether by the same or any other agent, lender or group of lenders.

“First Mortgage Indentures” means, collectively, (i) the First Mortgage and Deed of Trust, dated as of July 15, 2003, between International Transmission Company and BNY Midwest Trust Company (succeeded by The Bank of New York Trust Company, N.A.), as trustee, (ii) the First Mortgage Indenture, dated as of December 10, 2003, between Michigan Electric Transmission Company, LLC and JPMorgan Chase Bank (succeeded by The Bank of New York Trust Company, N.A.), as trustee, (iii) the First Mortgage and Deed of Trust, dated as of January 14, 2008, between ITC Midwest LLC and The Bank of New York Trust Company, N.A. (succeeded by The Bank of New York Mellon Trust Company, N.A.), as trustee, (iv) the First Mortgage and Deed of Trust, dated November 12, 2014, between ITC Great Plains, LLC and Wells Fargo Bank, National Association, as trustee, and (v) any mortgage bond indenture or other document similar to (i) through (iv) above that secures indebtedness of any Subsidiary by creating Liens on the assets of such Subsidiary similar to those created by (i) through (iv) above, and in the case of each of (i) through (v) above, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

(ii)                                  Sections 7.4(a)and (b) of the Original Indenture are hereby amended and restated in its entirety with respect to the Notes to read as follows:

“(a) Whether or not required by the Commission, so long as any Securities are outstanding, the Company shall file with the Trustee and deliver to the Holders of Securities:

25

(i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent auditors), each within 15 days after the time periods specified in the Commission’s rules and regulations that would have been applicable if the Company were subject to the periodic reporting requirements under Section 13 or Section 15(d) of the Exchange Act;

(ii) all current reports that would have been required to be filed with the Commission on Form 8-K if the Company were required to file such reports, within five days after the time periods specified in the Commission’s rules and regulations that would have been applicable if the Company were subject to the periodic reporting requirements under Section 13 or Section 15(d) of the Exchange Act; and

(iii) such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture, which the Company would have been required to file with the Commission if the Company were subject to Section 13 or 15(d) of the Exchange Act, within five days after the time periods specified in the Commission’s rules and regulations that would have been applicable if the Company were subject to the periodic reporting requirements under Section 13 or Section 15(d) of the Exchange Act, provided, that any such information, documents or reports filed electronically with the Commission for public availability shall be deemed filed with, and delivered to, the Trustee and the holders of the Securities. All such reports shall be prepared in all material respects in accordance with all of the rules and regulations of the Commission applicable to such reports. The Company shall notify the Trustee if the Company fails to so file any such information, documents or reports with the Commission or if the Commission does not permit such filings, in which event the Company shall not be so obligated to file such reports with the Commission, and shall instead make such information available to the Trustee and Holders of Securities by posting the same, within the time periods required above, on a publicly available website, including the Company’s website, or on a non-public website to which Holders of Securities, prospective investors and securities analysts are given access (whether a commercial, third-party website or whether sponsored by the Company). Notwithstanding the foregoing, the above requirements shall be deemed satisfied prior to the commencement of the Exchange Offer or the effectiveness of a shelf registration statement by the filing with the Commission of the registration statement or shelf registration statement required by the Registration Rights Agreement within the time periods specified in the Registration Rights Agreement, and any amendments thereto, provided that such registration statement includes the information specified above at the times the Company would otherwise be required to file such documents and reports, and

26

the financial information contained in such registration statement satisfies Regulation S-X of the Securities Act.

(b) So long as the Securities remain outstanding, the Company shall furnish to the Holders and to prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.”

(iii)                               Section 11.4 of the Original Indenture is hereby amended with respect to the Notes by amending and restating the first sentence in its entirety to read as follows:

“Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 15 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the Holder’s address appearing in the Security Register.”

ARTICLE FIVE
MISCELLANEOUS

Section 5.1.                                 Execution as Supplemental Indenture.  This Fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Fourth Supplemental Indenture forms a part thereof.

Section 5.2.                                 Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof, or with a provision of the Original Indenture, which is required to be included in this Fourth Supplemental Indenture or in the Original Indenture, respectively, by any of the provisions of the Trust Indenture Act, such required provision shall control to the extent it is applicable.

Section 5.3.                                 Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 5.4.                                 Successors and Assigns.  All covenants and agreements by the Company and the Trustee in this Fourth Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

Section 5.5.                                 Separability Clause.  In case any provision in this Fourth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.6.                                 Benefits of Fourth Supplemental Indenture.  Nothing in this Fourth Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Fourth Supplemental Indenture.

Section 5.7.                                 Execution and Counterparts.  This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Fourth Supplemental Indenture and of signature pages by facsimile or portable

27

document format (PDF) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the Original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 5.8.                                 Governing Law.  This Fourth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.9.                                 Ratification of Original Indenture.  The Original Indenture, as supplemented by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein provided.  For the avoidance of doubt, each of the Company and each Holder of the Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Original Indenture, including without limitation the right to indemnification, are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

Section 5.10.                          Trustee’s Disclaimer.  The Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Fourth Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

28

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

ITC HOLDINGS CORP.

By	/s/ Gretchen L. Holloway
	Name:	Gretchen L. Holloway
	Title:	Senior Vice President and Chief Financial Officer

[ITC Holdings Corp. — Signature Page to Fourth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

[ITC Holdings Corp. — Signature Page to Fourth Supplemental Indenture]

EXHIBIT A-1

[FORM OF FACE OF 2.700% SENIOR NOTES DUE 2022]

[Applicable legends to be included]

A-1-1

ITC HOLDINGS CORP.
2.700% SENIOR NOTES DUE 2022

November 14, 2017	$ (1)

No.	CUSIP: [•]
ISIN: [•]

ITC HOLDINGS CORP., a corporation duly organized and existing under the laws of The State of Michigan (herein called the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $        (1) on November 15, 2022, and to pay interest thereon from November 14, 2017, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, and to pay the Additional Interest, if any, as defined in and payable pursuant to the Registration Rights Agreement.  Interest and Additional Interest, if any, will be payable semi-annually in arrears on May 15 and November 15 in each year, commencing May 15, 2018.  Interest will be payable at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment, and, subject to the terms of the Indenture, at the rate per annum provided in the title hereof on any overdue principal and premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest and Additional Interest, if any, from the dates such amounts are due until they are paid or made available for payment, and such interest and Additional Interest, if any, shall be payable on demand.  The interest and Additional Interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest and Additional Interest, if any, not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Payment of the principal of (and premium, if any) and interest and Additional Interest, if any, on the Securities of this series will be made at the office or agency of the Company maintained for that purpose in the City of New York, State of New York or at the office or agency of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.  Holders must surrender Securities to a Paying Agent to collect principal payments.

(1)  For Global Securities, insert: “(as revised by the Schedule of Increases and Decreases attached hereto).”

A-1-2

Reference is hereby made to the further provisions of the Securities of this series set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Security shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

A-1-3

IN WITNESS WHEREOF, ITC HOLDINGS CORP. has caused this Security to be duly executed on the date first written above.

ITC HOLDINGS CORP.

By
Name:
Title:

A-1-4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date:            ,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By
Authorized Signatory

A-1-5

[FORM OF REVERSE OF NOTE]

This Security is one of the duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the “Securities”), of the series hereinafter specified, all issued or to be issued under and pursuant to the Original Indenture dated as of April 18, 2013, as supplemented by the Fourth Supplemental Indenture, dated as of November 14, 2017 (as so supplemented, the “Indenture”), duly executed and delivered by the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Securities of this series and of the terms upon which the Securities of this series are issued and are to be authenticated and delivered.  This Security is one of the series designated on the face hereof, which series is initially limited in aggregate principal amount to $500,000,000, provided that the Company may from time to time or at any time, without the consent of the Holders of Securities of this series, issue additional Securities of this series having the same terms and conditions and the same CUSIP number as the Securities of this series in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon, which Securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the previous outstanding Securities of this series.  By the terms of the Indenture, additional Securities of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited amount.

The Securities of this series are subject to redemption upon not less than 15 nor more than 60 days’ notice given as provided in the Indenture, as a whole at any time or in part from time to time, at the option of the Company, at any time prior to October 15, 2022, by paying the Make-Whole Price.  The “Make-Whole Price” is an amount equal to the greater of (i) 100% of the principal amount of the Securities of this series being redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon assuming the Securities of this series matured on the Par Call Date (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (x) 12.5 basis points plus (y) the Adjusted Treasury Rate on the third business day prior to the redemption date, plus, in each case, accrued and unpaid interest, including Additional Interest, if any, thereon to, but excluding, the redemption date. The Trustee shall have no responsibility or obligation to calculate the Make-Whole Price.

[To be deleted from any Note that is not a Restricted Global Note: Additional Interest may be paid in respect of this Note under the circumstances described in the Registration Rights Agreement. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.  The Company will furnish to any Holder of this Note upon request and without charge a copy of the Registration Rights Agreement.]

A-1-6

Commencing on the Par Call Date, the Securities of this series may be redeemed in whole at any time or in part from time to time, at the Company’s option, in each case, at a redemption price equal to 100% of the principal amount of the Securities of this series to be redeemed, plus accrued and unpaid interest, including Additional Interest, if any, thereon to, but excluding, the redemption date.  In each of the foregoing cases, installments of interest and Additional Interest, if any, on the Securities of this series that are due and payable on an Interest Payment Date falling on or prior to the relevant redemption date will be payable to the Holders of such Securities, registered as such at the close of business on the relevant record date according to the terms and provisions of the Indenture.

In the event of a redemption of this Global Security in part only, a new Global Security of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If less than all of the Securities of this series are to be redeemed, the Trustee will select the Securities of this series to be redeemed pro rata, by lot or by such other method as the Trustee deems fair and appropriate in accordance with DTC’s applicable procedures.

Unless the Company defaults in payment of the redemption price, the portion of Securities of this series called for redemption will no longer accrue interest on and after the redemption date.

The Securities of this series are subject to further redemption provisions and procedures set forth in the Indenture.

The Indenture contains provisions for defeasance of (a) the entire indebtedness of the Securities of this series and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting together as a class).  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of the Securities of this series shall be conclusive and binding upon such Holder and upon all future Holders of the Securities of this series and of any Securities of this series issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Securities of this series.

A-1-7

No reference herein to the Indenture and no provision of the Securities of this series or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest and Additional Interest, if any, on the Securities of this series at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of the Securities of this series is registrable in the Security Register, upon surrender of the Securities of this series for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest and Additional Interest, if any, on the Securities of this series are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of the Securities of this series for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Securities of this series are registered as the owner hereof for all purposes, whether or not the Securities of this series be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are not subject to any sinking fund.

Each Holder, by accepting a Security, agrees to be bound by all the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

The Securities of this series shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

A-1-8

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of increase or decrease	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee

A-1-9

EXHIBIT A-2

[FORM OF FACE OF 3.350% SENIOR NOTES DUE 2027]

[Applicable legends to be included]

A-2-1

ITC HOLDINGS CORP.
3.350% SENIOR NOTES DUE 2027

November 14, 2017	$ (2)

No.	CUSIP: [•]
ISIN: [•]

ITC HOLDINGS CORP., a corporation duly organized and existing under the laws of The State of Michigan (herein called the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $        (2) on November 15, 2027, and to pay interest thereon from November 14, 2017, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, and to pay the Additional Interest, if any, as defined in and payable pursuant to the Registration Rights Agreement.  Interest and Additional Interest, if any, will be payable semi-annually in arrears on May 15 and November 15 in each year, commencing May 15, 2018.  Interest will be payable at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment, and, subject to the terms of the Indenture, at the rate per annum provided in the title hereof on any overdue principal and premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest and Additional Interest, if any, from the dates such amounts are due until they are paid or made available for payment, and such interest and Additional Interest, if any, shall be payable on demand.  The interest and Additional Interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest and Additional Interest, if any, not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Payment of the principal of (and premium, if any) and interest and Additional Interest, if any, on the Securities of this series will be made at the office or agency of the Company maintained for that purpose in the City of New York, State of New York or at the office or agency of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.  Holders must surrender Securities to a Paying Agent to collect principal payments.

(2)  For Global Securities, insert: “(as revised by the Schedule of Increases and Decreases attached hereto).”

A-2-2

Reference is hereby made to the further provisions of the Securities of this series set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Security shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

A-2-3

IN WITNESS WHEREOF, ITC HOLDINGS CORP. has caused this Security to be duly executed on the date first written above.

ITC HOLDINGS CORP.

By
Name:
Title:

A-2-4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date:            ,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By
Authorized Signatory

A-2-5

[FORM OF REVERSE OF NOTE]

This Security is one of the duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the “Securities”), of the series hereinafter specified, all issued or to be issued under and pursuant to the Original Indenture dated as of April 18, 2013, as supplemented by the Fourth Supplemental Indenture, dated as of November 14, 2017 (as so supplemented, the “Indenture”), duly executed and delivered by the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Securities of this series and of the terms upon which the Securities of this series are issued and are to be authenticated and delivered.  This Security is one of the series designated on the face hereof, which series is initially limited in aggregate principal amount to $500,000,000, provided that the Company may from time to time or at any time, without the consent of the Holders of Securities of this series, issue additional Securities of this series having the same terms and conditions and the same CUSIP number as the Securities of this series in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon, which Securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the previous outstanding Securities of this series.  By the terms of the Indenture, additional Securities of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited amount.

The Securities of this series are subject to redemption upon not less than 15 nor more than 60 days’ notice given as provided in the Indenture, as a whole at any time or in part from time to time, at the option of the Company, at any time prior to August 15, 2027, by paying the Make-Whole Price.  The “Make-Whole Price” is an amount equal to the greater of (i) 100% of the principal amount of the Securities of this series being redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon assuming the Securities of this series matured on the Par Call Date (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (x) 20 basis points plus (y) the Adjusted Treasury Rate on the third business day prior to the redemption date, plus, in each case, accrued and unpaid interest, including Additional Interest, if any, thereon to, but excluding, the redemption date. The Trustee shall have no responsibility or obligation to calculate the Make-Whole Price.

[To be deleted from any Note that is not a Restricted Global Note: Additional Interest may be paid in respect of this Note under the circumstances described in the Registration Rights Agreement. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.  The Company will furnish to any Holder of this Note upon request and without charge a copy of the Registration Rights Agreement.]

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Commencing on the Par Call Date, the Securities of this series may be redeemed in whole at any time or in part from time to time, at the Company’s option, in each case, at a redemption price equal to 100% of the principal amount of the Securities of this series to be redeemed, plus accrued and unpaid interest, including Additional Interest, if any, thereon to, but excluding, the redemption date.  In each of the foregoing cases, installments of interest and Additional Interest, if any, on the Securities of this series that are due and payable on an Interest Payment Date falling on or prior to the relevant redemption date will be payable to the Holders of such Securities, registered as such at the close of business on the relevant record date according to the terms and provisions of the Indenture.

In the event of a redemption of this Global Security in part only, a new Global Security of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If less than all of the Securities of this series are to be redeemed, the Trustee will select the Securities of this series to be redeemed pro rata, by lot or by such other method as the Trustee deems fair and appropriate in accordance with DTC’s applicable procedures.

Unless the Company defaults in payment of the redemption price, the portion of Securities of this series called for redemption will no longer accrue interest on and after the redemption date.

The Securities of this series are subject to further redemption provisions and procedures set forth in the Indenture.

The Indenture contains provisions for defeasance of (a) the entire indebtedness of the Securities of this series and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting together as a class).  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of the Securities of this series shall be conclusive and binding upon such Holder and upon all future Holders of the Securities of this series and of any Securities of this series issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Securities of this series.

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No reference herein to the Indenture and no provision of the Securities of this series or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest and Additional Interest, if any, on the Securities of this series at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of the Securities of this series is registrable in the Security Register, upon surrender of the Securities of this series for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest and Additional Interest, if any, on the Securities of this series are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of the Securities of this series for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Securities of this series are registered as the owner hereof for all purposes, whether or not the Securities of this series be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are not subject to any sinking fund.

Each Holder, by accepting a Security, agrees to be bound by all the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

The Securities of this series shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Principal
	Amount of	Amount of	amount of this
	decrease in	increase in	Global Security	Signature of
	principal	principal	following such	authorized
Date of increase	amount of this	amount of this	decrease or	officer of
or decrease	Global Security	Global Security	increase	Trustee

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

ITC HOLDINGS CORP.

Wells Fargo Bank, N.A. — DAPS REORG

Corporate Trust Operations

MAC N9300-070

600 South Fourth Street — 7th Floor

Minneapolis, MN 55415
Phone: (800) 344-5128
Fax: (866) 969-1290
Email: dapsreorg@wellsfargo.com

2.700% Senior Notes due 2022 (“2022 Notes”)
3.350% Senior Notes due 2027 (“2027 Notes”)

Reference is hereby made to the Indenture dated as of April 18, 2013 (the “Original Indenture”), as supplemented by the Fourth Supplemental Indenture dated as of November 14, 2017 (the “Fourth Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), among ITC Holdings Corp. and Wells Fargo Bank, National Association, as trustee, relating to the 2022 Notes and 2027 Notes issued by the Company. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture or the Fourth Supplemental Indenture.

[        ] (the “Transferor”) owns and proposes to transfer the [2022 Note[s]][2027 Note[s]] or interest in such [2022 Note[s]][2027 Note[s]] specified in Annex A hereto, in the principal amount of $[        ] in such [2022 Note[s]] [2027 Note[s]] or interests (the “Transfer”), to [        ] (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐ 1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Certificated Security. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Certificated Security for its own account, or for one or more accounts with respect to which such Person each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend.

☐ 2. Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a Certificated Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser, as such term is defined in the Registration Rights Agreement). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend and, if applicable, the Regulation S Temporary Global Note Legend.

☐ 3. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Certificated Security pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture, the Private Placement Legend and the Regulation S Temporary Global Note Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend or the Regulation S Temporary Global Note Legend.

☐ 4. Check if Transferee is the Company or a Subsidiary of the Company. The Transferee is the Company or a Subsidiary of the Company.

☐ 5. Check if Transfer is Pursuant to an Effective Registration Statement. The transfer is being effected pursuant to an effective registration statement under the Securities Act (file no. [        ]). Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend or the Regulation S Temporary Global Note Legend.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:
Tax ID:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE]

☐	(A)	a beneficial interest in the:

	(i)	144A Global Note (CUSIP [ ]); or

	(ii)	Regulation S Global Note (CUSIP [ ]); or

☐	(B)	a Restricted Certificated Security.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

☐	(A)	a beneficial interest in the:

	(i)	144A Global Note (CUSIP [ ]); or

	(ii)	Regulation S Global Note (CUSIP [ ]); or

	(iii)	Unrestricted Global Note (CUSIP [ ]).

☐	(B)	a Restricted Certificated Security; or

☐	(C)	an Unrestricted Certificated Security.

in accordance with the terms of the Indenture.